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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2001, relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of UCBH Holdings, Inc., which is incorporated by reference in UCBH Holdings' Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
May 15, 2001